SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to § 240.14(a)-11(c) or to § 240.14(a)-12

Sigma Designs, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒        No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

☐        Fee paid previously by written preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

May 20, 2003

Dear Sigma Shareholder:

You are cordially invited to attend Sigma's 2003 Annual Meeting of Shareholders to be held on Friday, June 20, 2003 at 2:00 p.m., local time. The meeting will be held at Sigma's principal executive offices at 1221 California Circle, Milpitas, California.

At the Annual Meeting, you will be asked to elect four directors, to ratify the appointment of Deloitte & Touche LLP as auditors for this fiscal year and to approve Sigma's new 2003 Director Stock Option Plan, which will replace its predecessor 1994 Director Plan, otherwise scheduled to expire soon. The accompanying Notice of 2003 Annual Meeting and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.

One of our directors, Mr. William Wang, will retire at this year's Annual Meeting after years of dedicated service. We would like to express our gratitude to Mr. Wang for his contributions to Sigma, and wish him well in his future endeavors. Mr. Lung C. Tsai has been nominated to fill Mr. Wang's Board seat.

We hope you will be able to attend this year's Annual Meeting. We will report to the shareholders on fiscal year 2003 financial results and describe our future strategies for products and markets. There will be an opportunity for all shareholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Sigma.

Very truly yours,

Thinh Q. Tran

Chairman of the Board of Directors,

President and Chief Executive Officer

SIGMA DESIGNS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2003

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Sigma Designs, Inc., a California corporation ("Sigma" or the "Company"), will be held on Friday, June 20, 2003 at 2:00 p.m., local time, at the principal executive offices of Sigma located at 1221 California Circle, Milpitas, California 95035, for the following purposes:

    To elect four (4) directors to serve for the ensuing year and until their successors are elected.

    To approve Sigma's 2003 Director Stock Option Plan and the reservation of 200,000 shares of Sigma's Common Stock for issuance thereunder.

    To ratify the appointment of Deloitte & Touche LLP as independent auditors of Sigma for the fiscal year ending January 31, 2004.

    To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 21, 2003 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed. Should you receive more than one proxy because your shares are registered in different names or addresses, please sign and return each proxy to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

FOR THE BOARD OF DIRECTORS

Thinh Q. Tran
Chairman of the Board of Directors,
President and Chief Executive Officer

Milpitas, California
May 20, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SIGMA DESIGNS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to holders of common stock, no par value per share (the "Common Stock") of Sigma Designs, Inc., a California corporation ("Sigma" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at Sigma's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 20, 2003, at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of Sigma at 1221 California Circle, Milpitas, California 95035. Sigma's telephone number is at that location (408) 262-9003.

These proxy solicitation materials, which include this proxy statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy card, were mailed on or about May 20, 2003 to all shareholders entitled to vote at the Annual Meeting. You may request a copy of Sigma's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 at no charge, by writing to Sigma at the following address: Investor Relations, Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to approve Sigma's 2003 Director Stock Option Plan and the reservation of 200,000 shares of Common Stock for issuance thereunder; (iii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of Sigma for the fiscal year ending January 31, 2004; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

Shareholders of record at the close of business on April 21, 2003 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 18,280,346 shares of Sigma's Common Stock were outstanding. For information regarding security ownership by management and by beneficial owners of more than 5% of Sigma's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by (1) delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of Sigma or (2) by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy. Any written notice of revocation or subsequent proxy should be delivered to Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035, Attention: Secretary, or hand-delivered to the Secretary of Sigma at or before the taking of the vote at the Annual Meeting.

Voting and Solicitation

Each shareholder entitled to vote at the Annual Meeting is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of Sigma's nominees as a director; (ii) FOR approval of the 2003 Director Stock Option Plan and the reservation of 200,000 shares of Common Stock for issuance thereunder; and (iii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 31, 2004. No business other than the items set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

Expenses of solicitation will be borne by Sigma. Sigma may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of Sigma's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Sigma may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Sigma's costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of common stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR," "AGAINST," or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted "FOR" or "AGAINST" a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter.

A plurality of Votes Cast is required for the election of directors. A plurality of Votes Cast means that only affirmative votes will affect the outcome of the election. The affirmative vote of a majority of Votes Cast is required to approve the 2003 Director Stock Option Plan and to ratify the appointment of auditors.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, Sigma believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Sigma further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, Sigma intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting

Proposals of shareholders intended to be presented at the next Annual Meeting (i) must be received by Sigma at 1221 California Circle, Milpitas, California 95035 no later than January 19, 2004 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in Sigma's Proxy Statement for that meeting. If a shareholder intends to submit a proposal at Sigma's 2004 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give notice to Sigma not less than 90 days nor more than 120 days prior to the meeting in accordance with the requirements set forth in Sigma's bylaws. If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Three nominees have been selected for re-election and one new nominee has been selected for election to Sigma's Board of Directors at the Annual Meeting. Mr. William Wang is not standing for re-election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of Sigma. In the event that any nominee of Sigma is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

The name of and certain information regarding each nominee is set forth below.

Name of Nominee	Age	Principal	Director Since
Thinh Q. Tran	49	Chairman of the Board, President and Chief Executive Officer	1982
William J. Almon(1)(2)	70	Chairman of the Board, President and Chief Executive Officer of Grandis Inc.	1994
Julien Nguyen(1)	46	Managing Partner of Applied Materials Ventures	2000
Lung C. Tsai	55	Chairman of the Board, and Chief Executive Officer of MechanicNet Group, Inc.

___________

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

Each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among the directors or executive officers of Sigma.

Mr. Tran, a founder of Sigma, has served as President, Chief Executive Officer and Chairman of the Board since February 1982. Prior to joining Sigma, Mr. Tran held various engineering positions at Amdahl Corporation and was a staff engineer of Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

Mr. Almon has served as a Director of Sigma since April 1994. Mr. Almon also serves as a Director of Read-Rite Corporation. Mr. Almon is currently the President, Chief Executive Officer and Chairman of the Board of Grandis Inc. Prior to that Mr. Almon was Managing Director of Netfish Technology from 1999 to May 2001 when it was acquired by Iona Technologies PLC. He was Chairman of the Board of Internet Image, an internet software company that was merged with Intraware Inc. in October 1999. In May 1994, Mr. Almon founded and served as Chairman of the Board and Chief Executive Officer of StorMedia, Inc., a manufacturer of thin film disks. From December 1989 until February 1993, Mr. Almon served as President and Chief Operating Officer of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices. Prior to 1987, Mr. Almon spent 30 years with IBM Corporation, holding executive positions in both software and hardware management, most recently as Vice President, Low End Storage Products.

Mr. Nguyen became a Director of Sigma in May 2000. Mr. Nguyen is Managing Partner of Applied Materials Ventures, a corporate venture fund. Mr. Nguyen co-founded and was the Chairman of ezlogin, a developer of personalization infrastructure tools for internet sites and wireless carriers. Prior to ezlogin, Mr. Nguyen founded Novita Communications, and served as its Chief Executive Officer. Novita developed Java-based communications software and services. In 1998, Novita was acquired by PlanetWeb. From February 1995 to October 1996, Mr. Nguyen served as Co-Chairman and Chief Technical Officer of Sigma. From August 1993 until January 1995, he served as Vice President, Engineering and Chief Technical Officer of Sigma. From May 1992 until October 1993, Mr. Nguyen was President and Chief Executive of E-Motions, which was acquired by Sigma in 1993. Prior to founding E-Motions, Mr. Nguyen worked at Radius Inc. as Director of Product Development and was in charge of all product development for five years. Mr. Nguyen serves on the boards of Grandis, M-Stream, and is an observer on the boards of Infinera, Glimmerglass Networks.

Mr. Tsai co-founded MechanicNet Group, Inc., a software company serving the automotive aftermarket industry, and served as Chairman and Chief Executive Officer since 1999. Prior to MechanicNet Group, Inc., Mr. Tsai co-founded Internet Image, a leading company in Java solutions for online software deployment in 1993 and served as its Chief Executive Officer until its acquisition by Intraware, Inc. in 1999. Previously, Mr. Tsai co-founded and served as vice president of Operations and Vice President of Sales & Marketing for Destiny Technology Corp., a laser printer controller firmware development company from 1987 to 1993. Prior to Destiny Technology Corp, Mr. Tsai served as Vice President of System Development for Mellon Bank and Bank of America. In addition to his role with MechanicNet Group, Inc., and Internet Image, Mr. Tsai serves on the board of Orbon Corporation, a pharmaceutical research and development start-up company. Mr. Tsai holds a Master's degree in Management and Information Science from the University of Texas and a Master of Science degree from Texas Tech University.

Vote Required and Recommendation of the Board of Directors

The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under California law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

Board and Committees Meetings

The Board of Directors of Sigma held a total of four (4) meetings during the fiscal year ended January 31, 2003. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee of the Board of Directors, which currently consists of Messers. Almon, Wang, and Nguyen. The Audit Committee met once each quarter during last fiscal year for a total of four (4) meetings. The Audit Committee recommends engagement of Sigma's independent auditors, and is primarily responsible for approving the services performed by Sigma's independent auditors and for reviewing and evaluating Sigma's accounting policies and its systems of internal accounting controls.

The Compensation Committee of the Board of Directors, which currently consists of Messrs. Almon and Wang, met once during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning Sigma's executive compensation policy.

Compensation of Directors

Members of the Board of Directors are currently compensated at the rate of $500 per Board meeting attended plus out-of-pocket expenses related to the attendance at such meetings. Pursuant to Sigma's 1994 Director Stock Option Plan, in 2002 Messrs. Almon, Wang, and Nguyen were automatically granted options to purchase 2,500 shares each at an exercise price of $2.53 per share.

PROPOSAL NO. 2

APPROVAL OF SIGMA'S 2003 DIRECTOR STOCK OPTION PLAN
AND THE RESERVATION OF 200,000 SHARES OF COMMON STOCK
FOR ISSUANCE THEREUNDER

The 2003 Director Stock Option Plan (the "2003 Director Plan") was adopted by the Board of Directors in May 2003, subject to shareholder approval, to replace Sigma's 1994 Director Stock Option Plan (the "1994 Director Plan"), which had a total of 7,500 shares remaining for issuance as of May 12, 2003. A total of 200,000 shares of Common Stock are currently reserved for issuance under the 2003 Director Plan, in addition to the shares previously authorized under the 1994 Director Plan which remain available for grant and any additional shares that are available upon termination of options presently outstanding under the 1994 Director Plan. As of May 12, 2003, options to purchase 92,500 shares were outstanding under the 1994 Director Plan at a weighted average per share exercise price of $3.85. The fair market value of Sigma's Common Stock as of May 12, 2003 was $7.81 per share.

Sigma's shareholders are requested to approve the adoption of the 2003 Director Plan and the reservation of 200,000 shares of Sigma's Common Stock for issuance thereunder. Additionally, Sigma's shareholders are requested to approve the transfer to the 2003 Director Plan of 7,500 shares which remain available for grant under the 1994 Director Plan, and any additional shares that are available upon termination of options presently outstanding under the 1994 Director Plan and are returned to the available pool. As of the date hereof, no options had been granted under the 2003 Director Plan.

Sigma has a well-established policy of providing stock options as a part of compensation to non-employee members of its Board of Directors. In light of competition among companies for directors with appropriate experience, the purposes of the 2003 Director Plan are to attract the best available candidates for service as non-employee directors of Sigma and to acknowledge their increased time commitment and encourage their continued service on the Board. We believe the 2003 Director Plan is consistent with equity programs of comparable high technology companies of similar size. Changes in our director equity compensation are, in part, a response to recent federal securities and corporate governance developments, most notably the Sarbanes-Oxley Act of 2002. These developments have narrowed the pool of qualified independent directors, making it more difficult and competitive to retain and attract qualified independent directors who possess the requisite financial and business expertise to make valuable contributions to the Board, and have increased the time commitment and responsibilities of our directors.

Vote Required and Board of Directors' Recommendation

The approval of the 2003 Director Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of the vote.

The Board of Directors Recommends a Vote "For" the 2003 Director STOCK Option Plan AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the 2003 Director Stock Option Plan

A description of the principal features of the 2003 Director Plan is set forth below.

Purpose. The purposes of the 2003 Director Plan are to attract and retain highly skilled individuals as non-employee directors of Sigma, to provide additional incentive to the non-employee directors of Sigma to serve as directors and encourage their continued service on the Board, and to encourage equity ownership by directors in order to align their interests with those of the shareholders. As of the date of this Proxy Statement, Sigma has three (3) non-employee directors.

Stock Subject to the Plan. The maximum number of shares of Sigma's Common Stock that may be optioned under the 2003 Director Plan is 200,000 (the "Option Pool"), plus the shares previously authorized under the 1994 Director Plan which remain available for grant under the 1994 Director Plan and any additional shares that are available upon termination of options presently outstanding under the 1994 Director Plan. If an option expires or becomes unexercisable for any reason, the unpurchased shares of stock that were subject to the option may be returned to the 2003 Director Plan, unless such plan has terminated, and may become available for future grant under the plan.

Administration. The 2003 Director Plan fixes the timing of option grants, the amount of the option grants, the basis for determining the exercise price, and any restrictions on exercise of the options, in order to remove any discretionary element from the plan. Administration of the 2003 Director Plan, to the extent necessary, will be provided by the Board of Directors of Sigma or a committee of the board. The plan is structured such that no discretion is exercised by any person concerning material decisions regarding the 2003 Director Plan.

Option Grants. The 2003 Director Plan provides for the automatic grant of nonstatutory options to non-employee directors of Sigma.

Upon being elected or appointed to Sigma's Board of Directors for the first time, each non-employee director will be granted an option to purchase 20,000 shares of Sigma's Common Stock (the "Initial Grant"). Each Initial Grant vests and becomes exercisable in four (4) annual installments of 25% on each anniversary of the date of grant.

In addition, each non-employee director will be granted an additional option to purchase 5,000 shares of Sigma's Common Stock on June 1st of each year (the "Annual Grant"), provided that such director has served on the Board for at least six full months prior to the date and remains a member of the Board on that date. Each Annual Grant vests and becomes exercisable on the anniversary of the date of grant.

Term of Option; Option Agreement. Options granted under the 2003 Director Plan have a term of ten years, unless otherwise provided in the option agreement. Each option is evidenced by a stock option agreement between Sigma and the director to whom such option is granted.

Exercise Price; Exercise of Option. The per share exercise price of each option granted under the 2003 Director Plan is 100% of the fair market value per share on the date the option is granted. As long as the Common Stock of Sigma is traded on the Nasdaq National Market, the fair market value of a share of Common Stock of Sigma shall be the closing sale price for such stock on the date of grant.

Each option is exercisable only while the non-employee director remains a director of Sigma, subject to certain circumstances described below. An option is exercised by giving written notice of the exercise to Sigma specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to Sigma.

Form of Consideration. The consideration to be paid for the shares to be issued upon exercise of an option under the 2003 Director Plan may consist of cash, check or other shares of Sigma's Common Stock which, in the case of the shares acquired upon exercise of an option, have been beneficially owned for at least six months, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased.

Rule 16b-3. Options granted to non-employee directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 2003 Director Plan transactions.

Termination of Status as a Director. If a non-employee director ceases to serve as a director of Sigma, options outstanding under the 2003 Director Plan currently may be exercised within ninety (90) days after he or she ceases to serve as a director of Sigma, to the extent such options were exercisable on the date of termination.

Disability. If a non-employee director ceases to serve on the Board of Directors due to a total and permanent disability, options outstanding under the 2003 Director Plan may be exercised within twelve (12) months after termination, to the extent that such options were exercisable at the date of termination.

Death of Optionee. If a non-employee director should die while serving on Sigma's Board of Directors, options may be exercised at any time within twelve (12) months after death, including those options which had not previously vested.

Termination of Options. No option is exercisable by any person after the expiration of ten years from the date the option was granted.

Nontransferability. An option granted under the 2003 Director Plan is nontransferable by the holder other than by will or the laws of descent and distribution, and is exercisable during the director's lifetime only by the director, or in the event of the director's death, by the director's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in Sigma's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to each outstanding stock option grant.

In the event of the proposed dissolution or liquidation of Sigma, to the extent any options remain unexercised at the time of the dissolution or liquidation, such options will terminate.

In the event of a proposed sale of all or substantially all of the assets of Sigma, or the merger of Sigma with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation does not assume an outstanding option or substitute for it an equivalent option, then the option shall become fully vested and exercisable. The Board shall notify the director that the option will be exercisable for thirty (30) days from the date of notice, after which period the option shall terminate.

Term of Plan. The 2003 Director Plan shall be effective for ten years unless earlier terminated pursuant to the provisions of the plan.

Amendment and Termination of 2003 Director Plan. The Board may amend or terminate the 2003 Director Plan at any time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with any applicable law or regulation, Sigma shall obtain shareholder approval of any amendment to the 2003 Director Plan in such a manner and to such a degree as is required. However, the provisions setting forth the procedures for grant of options under the 2003 Director Plan may not be amended more than once every six months, other than to comply with any applicable law or regulation. Any amendment or termination of the 2003 Director Plan shall not impair the rights of any optionee under options already granted without consent, and, in the absence of such consent, such options shall remain in full force and effect as if the 2003 Director Plan had not been amended or terminated.

Summary of United States Federal Income Tax Consequences

The following is only a brief summary of the United States federal income tax consequences to a United States taxpayer and Sigma of an award granted under the 2003 Director Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any municipality, state or foreign country other than the United States.

Options granted under the 2003 Director Plan are nonstatutory stock options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by Sigma's employee is subject to tax withholding by Sigma. Unless limited by Section 162(m) of the Code, Sigma is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held after exercise. Currently, net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). A recipient of a stock issuance that is subject to a vesting schedule will not recognize any income at the time of grant unless he or she elects to be taxed at that time by filing a Section 83(b) election with the Internal Revenue Service within thirty (30) days of the issuance. Instead, the recipient of an unvested stock issuance will generally recognize income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by Sigma. Sigma will generally be entitled to an income tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

The foregoing is only a summary of the effect of federal income taxation upon optionees and Sigma with respect to the grant and exercise of options under the 2003 Director Plan. It does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

Participation in the 2003 Director Plan; New Plan Benefits

If Proposal No. 2 is approved by the shareholders, each non-employee director will be eligible to participate in the 2003 Director Stock Option Plan. If Proposal No. 2 is approved, upon being elected to Sigma's Board for the first time, a non-employee director will be granted an option to purchase 20,000 shares of Sigma's Common Stock, which option will become exercisable in four annual installments of 25% on each anniversary of the date of grant. In addition, if Proposal No. 2 is approved, each non-employee director will be granted an option to purchase 5,000 shares of Sigma's Common Stock on June 1st of each year, which option will become exercisable on the anniversary of the date of grant. The options' exercise price will equal fair market value on the date of grant. The value of each option granted under the Plan, if approved, will depend on Sigma's stock price at the time of a sale of the shares exercisable under the option. The aggregate number of options granted to each non-employee director under the Plan will depend on how long that director remains a director of Sigma after the Plan's adoption. Accordingly, the dollar value of the compensation to be received by each non-employee director under the 2003 Director Stock Option Plan, if approved, is not determinable.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of Sigma for the fiscal year ending January 31, 2004 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Deloitte & Touche LLP has audited Sigma's financial statements for each fiscal year since Sigma's inception. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to Accountants for Services Rendered During Fiscal Year 2003

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP and their respective affiliates (collectively, "D&T") for professional services rendered for the audit of Sigma's annual consolidated financial statements for the fiscal year ended January 31, 2003 and for the reviews of the financial statements included in Sigma's Quarterly Reports on Form 10-Q for that fiscal year were $236,634.

Financial Information Systems Designs and Implementation Fees

Sigma did not engage D&T for professional services relating to financial information systems design and implementation for the fiscal year ended January 31, 2003.

All Other Fees

The aggregate fees billed by D&T for services rendered to Sigma, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended January 31, 2003 were $79,622, which includes $64,187 for tax related services and $15,435 for audit related fees.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor's independence and believes such services are compatible with maintaining the auditor's independence.

Required Vote

Stockholder approval is not required for the appointment of Deloitte & Touche LLP since the Board of Directors has the responsibility of selecting auditors. However, the Board of Directors has conditioned its appointment of Sigma's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the Board of Directors will reconsider its appointment. Even if the selection is ratified, the Board of Directors, at its discretion and at the direction of the Audit Committee, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Sigma and its shareholders

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SIGMA'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

OTHER INFORMATION

Executive Officers

The information required by this item regarding executive officers is incorporated by reference from the information set forth in the section titled "Executive Officers of Sigma" contained in Part I of Sigma's Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires Sigma's officers and directors, and persons who own more than ten percent (10%) of a registered class of Sigma's equity securities, to file certain reports regarding ownership of, and transactions in, Sigma's securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish Sigma with copies of all Section 16(a) forms that they file.

Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to Sigma pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to Sigma with respect to the fiscal year ended February 1, 2003, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, Sigma believes that, during the fiscal year ended February 1, 2003, all Section 16(a) filing requirements applicable to Sigma's officers, directors and 10% shareholders were complied with, except that in March 2003, Thin Q. Tran, Silvio Perich, Jacques Martinella, Kit Tsui, and Ken Lowe each filed a Form 5 reporting the grant of options in October 2002.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of Sigma's Common Stock as of the Record Date by (i) each person who is known by Sigma to own beneficially more than 5% of Sigma's Common Stock, (ii) each of Sigma's directors, (iii) Sigma's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of Sigma at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

Shares Beneficially Owned (1)(2)
Name	Number	Percent (3)
Thinh Q. Tran (4)	1,487,959	7.7%
Silvio Perich (5)	437,166	2.4
Jacques Martinella (6)	177,881	*
Kit Tsui (7)	184,382	1.0
Kenneth Lowe (8)	55,666	*
William J. Almon (9)	113,750	*
William Wang (10)	27,250	*
Julien Nguyen (11)	20,625	*
All Directors and Executive Officers as a group (8 persons)(12)	2,504,679	12.5%

* Less than 1%.

  The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of April 21, 2003 through the exercise of any stock option or other right.

  The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise noted, the address for all persons shall be the principal executive office of Sigma.

  Based upon 18,280,346 shares of common stock outstanding as of April 21, 2003.

  Includes 1,031,666 shares issuable upon exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 291,166 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 173,881 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 128,166 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 55,666 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 28,750 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 26,250 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 15,625 shares issuable upon the exercise of outstanding options which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

  Includes 1,751,170 shares issuable upon the exercise of outstanding options held by eight (8) officers and directors which were exercisable at April 21, 2003 or within sixty (60) days thereafter.

Executive Compensation

The following table shows, as to each of the Named Officers, information concerning compensation paid for services to Sigma in all capacities during the three fiscal years ended January 31, 2003, January 31, 2002 and January 31, 2001:

Annual Compensation	Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Securities Underlying Options (#)
Thinh Q. Tran Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$256,000 256,000 256,000	-- -- --	$120,000 100,000 50,000
Kit Tsui Chief Financial Officer	2003 2002 2001	$140,002 142,694 109,241	-- -- --	30,000 30,000 15,000
Silvio Perich Senior Vice President, Worldwide Sales	2003 2002 2001	$165,000 165,000 158,654	$45,741 33,260 56,557	30,000 30,000 25,000
Jacques Martinella Vice President, Engineering	2003 2002 2001	$179,000 179,000 171,808	-- -- 50,000	30,000 30,000 25,000
Kenneth Lowe Vice President, Business Development	2003 2002 2001	$140,000 140,000 99,615(2)	-- -- $ 5,000	20,000 20,000 80,000

  For Mr. Perich, represents total amount of commission paid for such fiscal year; for Mr. Martinella, represents a performance bonus paid for such fiscal year; for Mr. Lowe, represents a one-time hiring bonus.
  Mr. Lowe joined Sigma in May 2000. This amount represents the total amount of salary paid to Mr. Lowe for the fiscal year ended January 31, 2001.

Option Grants in Last Fiscal Year

The following table shows, as to each of the Named Officers, option grants during the fiscal year ended February 1, 2003, and the potential realizable value of options, assuming 5% and 10% appreciation, at the end of their term:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees in Fiscal Year(1)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of 5%(2) 10%(2)
Thinh Q. Tran	120,000 (3)	16.04%	$ 1.69	10/18/2012	$127,540	$323,211
Kit Tsui	30,000 (3)	4.01%	1.69	10/18/2012	31,885	80,803
Silvio Perich	30,000 (3)	4.01%	1.69	10/18/2012	31,885	80,803
Jacques Martinella	30,000 (3)	4.01%	1.69	10/18/2012	31,885	80,803
Kenneth Lowe	20,000 (3)	2.67%	1.69	10/18/2012	21,257	53,869

  Sigma granted options representing 748,500 shares to employees in the fiscal year ended February 1, 2003 under Sigma's 1994 and 2001 Option Plan.

  The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Sigma's estimate or projection of future Common Stock price.

  These options were granted under Sigma's 1994 and 2001 Option Plan and have exercise prices equal to the fair market value on the date of grant. The options become exercisable cumulatively over a period of five (5) years at the rate of twenty percent (20%) of the shares one (1) year after the vesting commencement date specified in the grants and one-sixtieth (1/60) of the shares each month thereafter for the next four (4) years. The options expire ten (10) years from the date of grant. The 1994 and 2001 Option Plan is currently administered by the Board of Directors, except for grants to executive officers, which are administered by the Compensation Committee. The Board of Directors and the Compensation Committee have broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. Grants under the 1994 and 2001 Option Plan are made at the discretion of the Board of Directors; accordingly, future grants under the 1994 and 2001 Option Plan are not yet determinable.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors establishes the general compensation policies of Sigma as well as the compensation plans and specific compensation levels for executive officers. It also administers Sigma's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced by Sigma's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) Sigma' s financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that Sigma's executive officer salaries in the last fiscal year were comparable in the industry for similarly-sized business.

In addition to salary, the Committee, from time to time, grants options to Executive Officers. The Committee thus views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to Sigma's stock price, the Committee believes that options motivate Executive Officers to manage Sigma in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting stock options to an Executive Officer is the Executive Officer's ability to influence Sigma's long-term growth and profitability.

Chief Executive Officer Compensation

Thinh Q. Tran, in his capacity as the Chief Executive Officer, participates in the same compensation programs as the other Named Officers. The Compensation Committee has targeted Mr. Tran's total compensation, including compensation derived from the performance bonus plan and stock option plan, at a level it believes is competitive with the average amount paid by other multimedia software and hardware companies with similar revenues and growth rates.

Mr. Tran's annual base salary was not increased in fiscal 2003 and remains at approximately $256,000. The Compensation Committee based its decision on data from comparable companies and the need to offer Mr. Tran a competitive salary in a geographic market where demand for qualified Chief Executive Officers is intense. The Committee believes Mr. Tran's annual base salary is competitive in the industry and a necessary retention component.

Deductibility of Executive Compensation

Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to Sigma's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on date of exercise. Sigma may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering Sigma's current compensation plans and policy, Sigma and the Compensation Committee believe that, for the near future, there is little risk that Sigma will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Sigma's compensation plans and policy will be modified to maximize deductibility if Sigma and the Compensation Committee determine that such action is in the best interests of Sigma.

Compensation Committee of the Board of Directors

William J. Almon
William Wang

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of William J. Almon and William Wang, each of whom is an independent, non-employee director. No executive officer of Sigma serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of Sigma's Board of Directors or Compensation Committee.

Company Stock Price Performance

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five-year period beginning January 31, 1998 and ending January 31, 2003 for Sigma, the CRSP Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Computer Manufacturers' Stocks (the "Nasdaq Computer Manufacturers' Index"). The graph assumes that $100 was invested in Sigma's Common Stock on January 31, 1998 and in the Nasdaq Index and the Nasdaq Computer Manufacturers' Index on January 31, 1998. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Returns (1) (2) (3)

  The lines represent yearly index levels derived from compounded daily returns that include all dividends.

  If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

  The index level for all series was set to $100.00 on January 31, 1998.

THE FOREGOING COMPENSATION COMMITTEE REPORT AND COMPANY STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT SIGMA SPECIFICALLY INCORPORATES BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective and review of Sigma's accounting functions and internal controls. The Audit Committee is comprised of independent directors, and is governed by a written charter first adopted and approved by the Board of Directors in June 2000. Each of the members of the Audit Committee is independent as defined by company policy and Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. A copy of the Audit Committee Charter was filed with the Proxy Statement for the 2001 Annual Meeting.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as Sigma's independent accountants. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with Company management and the independent accountants regarding the following:

  the plan for, and the independent accountant's report on, each audit of Sigma's financial statements

  Sigma's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy of Sigma's internal accounting controls, and accounting and financial personnel changes in Sigma's accounting practices, principles, controls or methodologies, or in Sigma's financial statements, and recent developments in accounting rules the establishment and maintenance of an environment at Sigma that promotes ethical behavior

This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

The Audit Committee is responsible for recommending to the Board that Sigma's financial statements be included in Sigma's annual report. The Committee took a number of steps in making this recommendation for fiscal 2003. First, the Audit Committee discussed with Deloitte & Touche LLP, Sigma's independent auditors for fiscal 2003, those matters Deloitte & Touche LLP communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, and received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, regarding independence as required under applicable independence standards for auditors of public companies, and has discussed Deloitte & Touche LLP's independence with them. Finally, the Audit Committee reviewed and discussed, with management and Deloitte & Touche LLP, Sigma's audited consolidated balance sheets at January 31, 2003 and 2002, and consolidated statements of income, cash flows and stockholders' equity for the three years ended January 31, 2003. Based on the discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that Sigma's Annual Report on Form 10-K include these financial statements.

Audit Committee

William J. Almon
William Wang
Julien Nguyen

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SIGMA SPECIFICALLY INCORPORATES BY REFERENCE INTO SUCH FILING.

OTHER MATTERS

Sigma knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Thinh Q. Tran
Chairman of the Board of Directors,
President and Chief Executive Officer

Dated: May 20, 2003

APPENDIX A

SIGMA DESIGNS, INC.

2003 DIRECTOR STOCK OPTION PLAN

  Purposes of the Plan. The purposes of this 2003 Director Stock Option Plan are to attract and retain highly skilled individuals as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

  All options granted hereunder shall be nonstatutory stock options.

  Definitions. As used herein, the following definitions shall apply:

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Common Stock" means the Common Stock of the Company.

    "Company" means Sigma Designs, Inc., a California corporation.

    "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

    "Director" means a member of the Board.

    "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee or consulting fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      If the Common Stock is listed on an established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company's Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

      If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

      In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

    "Option" means an option to purchase Common Stock granted pursuant to the Plan.

    "Optioned Stock" means the Common Stock subject to an Option.

    "Optionee" means an Outside Director who receives an Option.

    "Outside Director" means a Director who is not an Employee.

    "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

    "Plan" means this Sigma Designs, Inc. 2003 Director Stock Option Plan.

    "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

    "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

  Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares, which may be optioned and sold under the Plan, is 200,000 Shares (the "Pool") of Common Stock, together with any shares remaining in the Company's 1994 Director Plan as of its termination on June 20, 2003 and any additional shares that are available upon termination of options outstanding under the 1994 Director Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

  If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto, shall, unless the Plan has terminated, become available for future grant under the Plan.

  Administration and Grants of Options under the Plan.

    Administration. Except as otherwise required herein, the Plan shall be administered by the Board.

    Procedure for Grants. The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

      No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

      Each Outside Director shall be automatically granted an Option to purchase 20,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.

      After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on June 1 of each year, if on such date, he shall have served on the Board for at least six (6) months and remains a member of the Board.

      Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

      The terms of all Options granted hereunder shall be as follows:

        the term of the Option shall be ten (10) years.

        the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

        the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

        each First Option shall become exercisable in installments cumulatively as to 25% of the Shares subject to the Option on each anniversary of its date of grant, and each Subsequent Option shall become exercisable on the first anniversary of its date of grant.

      In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

  Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

  Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

  Form of Consideration.

    Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

  Exercise of Option.

    Procedure for Exercise, Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

    Exercise of an Option in any manner shall result in a decrease in the number of Shares, which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

    Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within ninety (90) days from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

  Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

        Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Option have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

        Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

        For the purposes of this Section 10(c), the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

  Amendment and Termination of the Plan.

        Amendment and Termination. Except as set forth in Section 4(b), the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

        Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not impair the rights of any Optionee under Options already granted without his or her consent and, in the absence of such consent such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

  Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

  Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  Option Agreement. Options shall be evidenced by written option agreements in such form, as the Board shall approve.

  Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first Annual Meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

PROXY                                     SIGMA DESIGNS, INC.                                     PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
June 20, 2003

The undersigned shareholder of Sigma Designs, Inc. ("Sigma"), hereby appoints Thinh Q. Tran and Kit Tsui and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of common stock of Sigma held of record by the undersigned on April 21, 2003, at the 2003 Annual Meeting of Shareholders of Sigma to be held on Friday, June 20, 2003 at 2:00 p.m., local time, at Sigma's principal executive offices at 1221 California Circle, Milpitas, California 95035, and any adjournments or postponements thereof.

(Continued, and to be signed on the other side)

FOLD AND DETACH HERE

	FOR	WITHHOLD ALL
ELECTION OF DIRECTORS: Nominees: Thinh Q. Tran, William J. Almon Julien Nguyen and Lung C. Tsai	[ ]	[ ]

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

[X] Please mark your votes as this
	FOR	AGAINST	ABSTAIN
Approval of Sigma's 2003 Director Stock Option Plan and the reservation of 200,000 shares of Sigma's Common Stock for issuance thereunder.	[ ]	[ ]	[ ]
Ratification of the appointment of Deloitte & Touche LLP as independent auditors of Sigma for the fiscal year ending January 31, 2004.	[ ]	[ ]	[ ]

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1, 2 and 3, and as said proxies deem advisable on such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement dated May 20, 2003 and Sigma's Annual Report to Shareholders.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.
Signature(s) ___________________ Dated _____, 2003

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

FOLD AND DETACH HERE